Exhibit 99.1

ModusLink Announces Acquisition of IWCO Direct for $476 Million in Cash

▪	Transaction Provides Profitable Growth Platform, Significant Free Cash Flow and Earnings
▪	Steel Partners Holdings to Increase Ownership Stake in ModusLink with $35 Million Investment
▪	Jack L. Howard and William T. Fejes, Jr. Join ModusLink Board of Directors

New York and Waltham, MA — December 18, 2017 — ModusLink Global Solutions™, Inc. (NASDAQ: MLNK) and Steel Partners Holdings (NYSE: SPLP) today announced that ModusLink has completed the acquisition of privately-held IWCO Direct, a leading provider of data-driven direct marketing solutions, for $476 million in cash.

Warren Lichtenstein, Executive Chairman of ModusLink, said, “We have been looking to acquire a profitable business with attractive operations and financials, and with a strong management team in order to leverage our approximately $2.1 billion in net operating loss carryforwards (NOLs) and cash. We found a great fit in IWCO Direct. We essentially double the size of our Company and add significant earnings and free cash flow. We add a market leader with industry-leading solutions, a client base consisting of Fortune 500 companies, and significant opportunities to drive both top- and bottom-line results. We intend to aggressively grow IWCO Direct, organically and through acquisitions, and will look to leverage Steel Partners’ vast relationships and resources to drive operational excellence and enhance stakeholder value.”

With this transaction completed, IWCO Direct becomes a wholly-owned subsidiary of ModusLink Global Solutions. IWCO Direct will continue to be run by Jim Andersen, who has been CEO since 1999. ModusLink Corporation, the Company’s digital and physical supply chain business, will continue to be run by Jim Henderson.

For the last 12 months through October 2017, IWCO Direct had net revenue of $470.6 million, net income of $18.9 million and Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of $82.2 million. For the last 12 months through October 2017, ModusLink had net revenue of $417.8 million, a net loss of $22.5 million and negative EBITDA of $3.8 million, although net loss and EBITDA improved by $32.5 million and $28.0 million year-over-year, respectively, as a result of the corporate turnaround plan launched in May 2016. Select financial statements will be included on Form 8-K/A, which will be filed with the Securities and Exchange Commission within 75 days following closing.

IWCO Direct has consistently delivered highly-effective data-driven marketing solutions for its customers, which represent some of the largest and most respected brands in the world. Its full range of services includes strategy, creative and production for multichannel marketing campaigns, along with one of the industry’s most sophisticated postal logistics programs for direct mail. Through its Mail-Gard® product, IWCO Direct also offers business continuity and disaster recovery services to protect against unexpected business interruptions, along with providing print and mail outsourcing services. IWCO Direct is the largest direct mail production provider in North America, with the largest platform of continuous digital print technology and a growing direct marketing agency service. Their solutions enable customers to improve Customer Lifetime Value (CLV), which in turn, has led to increased revenue and longer customer relationships.

“We are excited to join forces with ModusLink,” said Jim Andersen. “Their commitment and expertise, combined with our advanced data-driven marketing solutions, make this new combination advantageous for IWCO Direct’s customers and employees as well as our new shareholders. The future of data-driven direct marketing has never been stronger. The flexibility of becoming part of a global organization will allow us to continue to invest in new technologies and service offerings, further driving value and a greater return on marketing investment for our customers to strengthen their customer relationships and increase revenue.”

Funding for the acquisition of IWCO Direct was provided through cash and debt financing provided by Cerberus Business Finance, LLC, as the Administrative Agent and Collateral Agent, and consists of a term loan in the principal amount of $393.0 million and a borrowing in the amount of up to $25.0 million under a revolving credit facility.

Additionally, it was announced today that Steel Partners Holdings L.P. (NYSE: SPLP) increased its investment in ModusLink through its affiliate SPH Group Holdings, LLC, with a $35.0 million convertible preferred stock investment, which together with its affiliates, brings its beneficial ownership in ModusLink to approximately 52%. Proceeds from the $35.0 million convertible preferred stock investment will be used for working capital and general corporate purposes. The preferred stock transaction was approved by a special committee consisting of independent directors of ModusLink who are not affiliated with Steel Partners.

It was also announced today that Jack L. Howard, President of Steel Partners, and William T. Fejes, Jr., President of Steel Services Ltd., will join the ModusLink board of directors, expanding the board to seven members and filling one existing vacancy.

ModusLink’s advisors on the transactions included the law firms of Ice Miller LLP, Littman Krooks LLP, and Olshan Frome Wolosky LLP, while Stout Advisory served as financial advisor.

About ModusLink Global Solutions, Inc.
ModusLink Global Solutions, Inc. (NASDAQ: MLNK) is a leading global provider of digital and physical supply chain solutions. The Company helps its clients drive growth, lower costs and improve profitability, while simultaneously enhancing the customer experience. With operations supported by 21 sites across North America, Europe, and the Asia-Pacific region, ModusLink partners with the world’s leading brands across a diverse range of industries, including consumer electronics, telecommunications, computing and storage, software and content, consumer packaged goods, retail and luxury, among others. Our solutions and services are designed to help global brands and companies expand their share, across geographies and channels, while continuously improving their end-to-end supply chains. For further details on ModusLink’s solutions visit www.moduslink.com, read the Company’s blog for supply chain professionals, and follow us on LinkedIn, Twitter, Facebook and YouTube.

About IWCO Direct

IWCO Direct (www.iwco.com) is a leading provider of data-driven direct marketing solutions that help clients drive response across all marketing channels to create new and more loyal customers. The company’s full range of services includes strategy, creative, and production for multichannel marketing campaigns, along with one of the industry’s most sophisticated postal logistics strategies for direct mail. Through Mail-Gard®, IWCO Direct also offers business continuity and disaster recovery services to protect against unexpected business interruptions, along with providing print and mail outsourcing services. Learn more by subscribing to IWCO Direct’s SpeakingDIRECT blog, or follow the company on LinkedIn and Twitter.

About Steel Partners

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

Additional Information about the Preferred Stock

The Preferred Stock will not be and has not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Steel Partners Holdings’ and ModusLink’s current expectations and projections about their future results, performance, prospects and opportunities. Steel Partners Holdings and ModusLink have tried to identify these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to Steel Partners Holdings and ModusLink and are subject to a number of risks, uncertainties and other factors that could cause their actual results, performance, prospects or opportunities in 2017 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, Steel Partners Holdings and ModusLink’s subsidiaries’ need for additional financing and the terms and conditions of any financing that is consummated, their respective customers' acceptance of their new and existing products, the risk that Steel Partners Holdings or ModusLink or their respective subsidiaries will not be able to compete successfully, the possible volatility of Steel Partners Holdings common or preferred unit prices or ModusLink’s stock price and the potential fluctuation in their respective operating results. Although Steel Partners Holdings and ModusLink believe that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of Steel Partners Holdings and ModusLink’s filings with the SEC, including Steel Partners Holdings Form 10-K for the year ended December 31, 2016 and ModusLink’s Form 10-K for the year ended July 31, 2017, and in any interim quarterly reports, for information regarding risk factors that could affect Steel Partners Holdings’ or ModusLink’s results. Except as otherwise required by federal securities laws, neither Steel Partners Holdings nor ModusLink undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

ModusLink Investor Relations Contact:	Steel Partners Investor Relations Contact:
GW Communications	PondelWilkinson Inc.
Glenn Wiener	Roger S. Pondel
Tel: 212-786-6011	Tel: 310-279-5965
Email: gwiener@GWCco.com	Email: rpondel@pondel.com